Exhibit 4.1

NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	YHN ACQUISITION I LIMITED

CUSIP G1514D 101

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE RIGHT

THIS CERTIFIES THAT	_____________________________________________________________

is the owner of ____________________________________________________________________________Units.

Each Unit (“Unit”) consists of one ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of an initial business combination. Each right entitles the holder thereof to receive one-tenth (1/10) of an ordinary share upon consummation of our initial business combination. In addition, we will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of British Virgin Islands Law. As a result, you must hold rights in multiples of ten in order to receive shares for all of your rights upon closing of a business combination. The ordinary shares and rights comprising the Units will begin to trade separately on the fifty-second (52nd) day after the date of the prospectus relating to the Company’s initial public offering, unless Lucid Capital Markets, LLC (“Lucid”) determines that an earlier date is acceptable, but in no event will the ordinary shares and rights be traded until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If the over-allotment option is exercised after the date of the prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters has allowed separate trading of the ordinary shares and rights prior to the 52nd day after the date of the prospectus.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[Seal]

By

	Chairman		Chief Financial Officer

YHN ACQUISITION I LIMITED

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT	- _____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act _______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________________Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ___________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____________________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying ordinary shares from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective ordinary shares underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.